AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
PEASE OIL AND GAS COMPANY

        We, the undersigned, Patrick J. Duncan, President, and Marilyn L. Adams, Secretary, of Pease Oil and Gas Company, a Nevada corporation, do hereby certify as follows:

        ONE: We are the duly elected and acting President and Secretary, respectively, of Pease Oil and Gas Company (the “Corporation”).

        TWO: The Corporation’s Articles of Incorporation were filed with the Secretary of State of the state of Nevada on September 11, 1968 and were amended on April 10, 1969, February 9, 1971, July 7, 1972, June 22, 1990, June 23, 1993, June 29, 1993, August 12, 1993, August 16, 1993, July 5, 1994, November 1, 1994, December 19, 1994, June 4, 1997, December 31, 1997, November 19, 1998, December 1, 1998, January 4, 2001, and January 5, 2001.

        THREE: These Amended and Restated Articles of Incorporation constitute an amendment and restatement of the original Articles of Incorporation filed September 11, 1968, as amended in accordance with Nevada Revised Statute, Section 78.403 (the “Act”), and supersede the Corporation’s original Articles of Incorporation and the above Amendments and Supplements thereto or restatements thereof.

        FOUR: The Amended and Restated Articles of Incorporation were adopted unanimously by the Board of Directors on May 11, 2001, and by the vote of stockholders at the Annual Meeting of Stockholders held on July 11, 2001. Stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power for each class of the Corporation’s securities required to vote to amend and restate the Articles of Incorporation of the Corporation voted in favor of adoption of the Amended and Restated Articles of Incorporation.

        FIVE: The directors of the Corporation have adopted, and the stockholders have duly approved the following resolution:

RESOLVED, that the Articles of Incorporation of the Corporation shall be amended and restated to read in their entirety as follows:

ARTICLE I

Name

        The name of the Corporation shall be: Republic Resources, Inc.

ARTICLE II

Purposes and Powers

        2.1. Purpose. The purpose for which the Corporation is organized is to engage in any lawful business or businesses.

        2.2. Powers. The Corporation shall have and may exercise all powers and rights granted or otherwise provided under the General Corporation Law of Nevada as in effect from time to time and any successor law.

ARTICLE III

Capital

        3.1. Authorized Capital. The aggregate number of shares which the Corporation shall have authority to issue shall be 10,000,000 shares of common stock, par value $0.10 per share (“Common Stock”), and 605,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of which 99,503 shares have been designated as Series C Redeemable 5% Cumulative Preferred Stock, (the “Series C Preferred Stock”). References herein to the Preferred Stock included the Series C Redeemable 5% Cumulative Preferred Stock. The designations, preferences, limitations and relative rights of shares of each class of stock shall be as set forth below.

        3.2. Common Stock. The holders of Common Stock shall be entitled to receive the net assets of the Corporation upon dissolution or liquidation, subject to the payment of any preferences applicable to the outstanding Preferred Stock. All Common Stock, when duly issued, shall be fully paid and non-assessable. Each holder of Common Stock shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote, except that in the election of directors each holder of Common Stock shall have as many votes for each share held by him as there are directors to be elected by the Common Stockholders and for whose election the stockholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise. The holders of Common Stock shall be entitled to receive dividends as they may be declared from time to time by the Board of Directors.

        3.3. Preferred Stock. The Corporation may issue the Preferred Stock from time to time in one or more series with such distinctive designations, rights, preferences, privileges and limitations as the Board of Directors shall determine. The Board of Directors hereby is expressly vested with the authority to fix and determine the relative rights and preferences of each such series of Preferred Stock to the full extent permitted by these Articles of Incorporation and the General Corporation Law of Nevada in respect to the following, provided, however, that all Preferred Stock shall be subject to the designations, rights, preferences, privileges and limitations applicable to any outstanding shares of the Series C Preferred Stock:

(a) The rate of dividend, if any, the time of payment of dividends, when the dividends are cumulative, and the date from which any dividends shall accrue;

(b) Whether shares may be redeemed and if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable upon shares in event of either voluntary or involuntary liquidation;

(d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions on which shares may be converted, however, if the shares of any series are issued with the privilege of conversion, the price at which such shares may or shall be converted must be fixed at the time of issuance;

(f) Voting powers, if any; and

(g) Any other rights or privileges authorized or permitted under the General Corporation Law of Nevada.

Notwithstanding the fixing of the number of shares constituting the particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series or may reduce the number of shares constituting such series.

        The Board of Directors expressly is authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but in all other respects the shares of each series shall be of equal rank with each other, regardless of series. All Preferred Stock in any one series shall be identical in all respects.

        3.4 Series C Preferred Stock. The Series C Preferred Stock shall have the designations, rights, preferences, privileges and limitations as are established by the Certificate of Designation of the Series C 5% Redeemable Preferred Stock filed by the Corporation on November 6, 2000 with Nevada’s Secretary of State.

        3.5. No Preemptive Rights. No stockholder of the Corporation shall be entitled as of right to acquire unissued shares of the Corporation or securities convertible into such shares or carrying a right to subscribe for or to acquire such shares when issued by the Corporation, unless expressly provided to holders of Preferred Stock at the time of issuance.

ARTICLE IV

Quorum and Voting Requirements for Stockholders’ Meetings

        4.1. Quorum. The holders of a majority of the issued and outstanding shares of any class entitled to be voted on a matter shall constitute a quorum of that class of stock for action on that matter at any meeting of stockholders.

        4.2. Voting. Except as is otherwise required by the General Corporation Law of Nevada, action by stockholders on a matter other than the election of directors is approved if a quorum of stockholders is present and if the votes cast by holders of the class of stock favoring the action exceed the number of votes cast within the class of voting stock opposing the action; provided, however, that with respect to any of the following actions to be taken by stockholders of the Corporation, the approval by holders of a majority of the outstanding shares of stock entitled to vote on such matters shall be required:

(i) To sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Corporation, with or without its goodwill, other than in the usual and regular course of its business.

(ii) To approve a plan of merger or share exchange if stockholders' approval is required.

(iii) To dissolve the Corporation.

        4.3. Change in Quorum or Voting Requirements. Any amendment to these Articles of Incorporation adding, changing or deleting a greater quorum or voting requirement for stockholders shall meet the same quorum requirement and be adopted by the same vote and voting group required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

ARTICLE V

Board of Directors

        5.1. Board of Directors. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The terms of the directors shall be staggered in accordance with the following provisions.

        5.2. Number. The number of directors of the Corporation shall be no fewer than five nor more than eleven, as specified or fixed in accordance with the Bylaws. The directors, other than those who may be elected by the holders of any series of Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The Class I directors shall serve for a term expiring at the annual meeting of stockholders to be held in the first year following adoption of these Amended and Restated Articles of Incorporation, the Class II directors shall serve for a term expiring at the annual meeting of stockholders to be held in the second year following adoption of these Amended and Restated Articles of Incorporation, and the Class III directors shall serve for a term expiring at the annual meeting of stockholders to be held in the third year following adoption of these Amended and Restated Articles of Incorporation. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expired at that meeting shall be elected and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In every case, a director shall continue to serve until the end of the director’s term or until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. In the event of a vacancy existing in the number of directors by reason of death, resignation or removal of a director, the remaining directors may, by the vote of a majority of the remaining directors, elect a new director to fill the vacancy and serve the remaining portion of the term of office of the former director. If the number of directors is increased, a vacancy created by the increase shall be filled by the vote of a majority of the directors, and the new director shall serve until the next annual meeting of stockholders.

        5.3. Removal. Subject to the rights, if any, of any holders of Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only for cause and only by the stockholders at a meeting called for that purpose. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal shall be considered at the meeting. The term “cause” with respect to the removal of any director shall mean (i) conviction of a felony or plea of nolo contendere after a charge of felony, (ii) declaration of unsound mind by an order of a court of competent jurisdiction, (iii) gross dereliction of duty, including action taken which is in material conflict with the best interests of the Corporation, as determined by a majority of the disinterested directors, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law, if such action in either event results in a material injury to the Corporation.

ARTICLE VI

Limitation on Liability

        There shall be no personal liability, either direct or indirect, of any director of the Corporation to the Corporation or to its stockholders for monetary damages for any breach or breaches of fiduciary duty as a director; except that this provision shall not eliminate the liability of a director to the Corporation or to its stockholders for monetary damages for any breach, act, omission or transaction as to which the General Corporation Law of Nevada prohibits expressly the elimination of liability, such as intentional misconduct, fraud, or a knowing violation of law, or for the payment of any dividend in violation of Section 78.300 of the General Corporation Law of Nevada.

ARTICLE VII

Indemnification

        The Corporation shall, to the fullest extent permitted by Nevada law in effect from time to time, indemnify any person against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner or trustee of, or any similar managerial or fiduciary position of, or as an employee or agent of, another Corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent and under the circumstances permitted by Nevada law. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Article VII. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, and shall inure to the benefit of their heirs, executors and administrators. The provisions of this Article VII shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application.

ARTICLE VIII

Conflicts of Interest

        No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any Corporation, firm, entity or association in which one or more of its directors or officers are directors or officers or are financially interested, shall be either void or voidable solely due to such financial interest or association or solely because any such director or officer is present at the meeting of the Board of Directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, so long as either (i) the fact of the common directorship or financial interest is disclosed or known to the Corporation’s Board of Directors or committee and noted in the Minutes and the Board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such director or directors; (ii) the fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of the stockholders holding a majority of the shares entitled to vote and the votes of the common or interested directors or officers shall be counted in any such vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation at the time it is authorized or approved. The common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies a contract or transaction, and if the vote of the common or interested directors is not counted at such meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction.

ARTICLE IX

Combinations With Interested Stockholders

        Neither the Corporation nor its stockholders shall be subject to, nor entitled to assert the rights or privileges of Sections 78.411 through 78.444 of the General Corporation Law of Nevada, as the same may be amended from time to time.

ARTICLE X

Bylaws

        The directors of the Corporation are authorized to adopt, confirm, ratify, alter, amend, rescind and repeal Bylaws for the Corporation or any portion or provision thereof from time to time.

        SIX: The foregoing resolutions adopting the Amended and Restated Articles of Incorporation are true, correct and exact copies of the resolutions adopted effective May 11, 2001 and they are currently in full force and effect and have not been altered, amended, modified, rescinded or revoked.

        IN WITNESS WHEREOF, the undersigned President and Secretary of Pease Oil and Gas Company have executed this Amended and Restated Articles of Incorporation this 11th day of July, 2001.

                                                                                                                       PEASE OIL AND GAS COMPANY

                                                                                                                        By: /s/   Patrick J. Duncan
                                                                                                                                    Patrick J. Duncan, President

                                                                                                                        By: /s/   Marilyn L. Adams
                                                                                                                                    Marilyn L. Adams, Secretary

STATE OF COLORADO          )
                                                       ) ss.
COUNTY OF MESA                  )

        On this 11th day of July, 2001, personally appeared before me, a Notary Public, in and for said county and state, Patrick J. Duncan and Marilyn L. Adams, known to me to be the President and Secretary, respectively, of the Corporation and stated that they executed the foregoing Amended and Restated Articles of Incorporation and upon oath each did depose and say that they are the officers of the Corporation as above designated; that they are acquainted with the seal of the Corporation and that the seal affixed to the instrument is the corporate seal of the Corporation; that the signatures to the instrument were made by officers of the Corporation as indicated after signatures; and that the Corporation executed the instrument freely and for the uses and purposes therein mentioned.

        WITNESS my hand and official seal.

                                                                                                                               /s/ Susan Treece
                                                                                                                             Notary Public in and for said County and State